EXHIBIT 99.1


BioVeris Corporation
16020 Industrial Drive, Gaithersburg, Maryland  20877 USA
Phone:  (301) 869-9800,  Fax:  (301) 230-0158

FOR IMMEDIATE RELEASE

CONTACTS:
George Migausky                    Jonathan Fassberg (investors)
BioVeris Corporation               The Trout Group
(301) 869-9800, ext. 2013          (212) 477-9007, ext. 16

Paul Caminiti or Andrew Cole (media)
Citigate Sard Verbinnen
(212) 687-8080

               BIOVERIS (NASDAQ: BIOV) SHARES DISTRIBUTED BY IGEN;
                  SHARES EXPECTED TO BEGIN TRADING FEBRUARY 17
                     ---------------------------------------
                 BIOVERIS REPORTS 3RD QUARTER FINANCIAL RESULTS

GAITHERSBURG, MD, FEBRUARY 13, 2004 - BioVeris Corporation (Nasdaq: BIOV) announced today it has become an independent public company in connection with the closing of IGEN International, Inc.'s (Nasdaq: IGEN) merger and related transactions with Roche Holding Ltd. BioVeris common stock has been approved for listing on The NASDAQ National Market(R) under the symbol "BIOV." Trading in BioVeris is expected to begin on Tuesday, February 17, 2004.

BioVeris also announced today that it has reported financial results for its fiscal third quarter ended December 31, 2003, and filed a Form 10-Q with the Securities and Exchange Commission.

Earlier today, IGEN announced that it had been acquired by Roche Holding Ltd in a transaction, in which IGEN stockholders will receive $47.25 in cash, without interest, and one share of BioVeris common stock for each share of IGEN common stock they owned immediately prior to the closing. IGEN stockholders also approved the proposed BioVeris 2003 stock incentive plan. BioVeris has assumed IGEN's biodefense, life science and industrial product lines, as well as opportunities in the clinical diagnostic and healthcare fields, and owns IGEN's intellectual property, including the electrochemiluminescence (ECL) technology for the detection and measurement of biological and chemical substances. For additional information about BioVeris, please see its filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q and its registration statement on Form S-4.

Financial Results for the Three and Nine Months Ended December 31, 2003

Prior to the completion of the IGEN and Roche merger and related transactions, the assets and businesses of BioVeris had historically been owned and operated by IGEN. BioVeris' financial statements have been prepared and are presented as if it had been operating as a separate entity using IGEN's historical cost basis in the assets and liabilities and including the historical operations of the businesses and assets transferred to BioVeris from IGEN as part of the restructuring. Prior to the completion of the merger and related transactions, IGEN held all cash in a centralized treasury and provided all of the necessary funding for the operations of BioVeris.

Accordingly, no cash is reflected on the accompanying condensed consolidated balance sheets and IGEN's net investment in BioVeris is shown in lieu of stockholders' equity.

BioVeris reported revenues of $3.8 million for the three-months ended December 31, 2003, compared to $5.5 million for the same period last year. Revenues for the nine-months ended December 31, 2003 increased to $14.8 million, compared to $13.1 million for the same period last year. Product sales were $3.5 million and $13.9 million during the three and nine months ended December 31, 2003, respectively, compared to $5.2 million and $12.1 million for the same respective prior year periods. The changes in product sales during the three and nine months ended December 31, 2003 reflect the periodic changes in volume and timing of orders and product deliveries for biodefense products and M-SERIES(R) systems, which orders and deliveries are based on customers' requirements.

Product costs were $3.3 million and $9.0 million for the three-and nine-months ended December 31, 2003, respectively, compared to $2.4 million and $5.4 million for the same respective prior year periods. Product costs, as a percentage of product sales, increased in the current period,due to costs incurred in connection with instrument upgrades and detection module upgrades for existing life science customers. The instrument and detection module upgrade programs were substantially complete as of December 31, 2003.

Research and development expenses were $4.3 million and $14.6 million for the three-and nine-months ended December 31, 2003, respectively, compared to $5.5 million and $17.4 million for the same respective prior year periods due primarily to lower personnel and facilities costs for development projects. Research and development expenses relate primarily to ongoing development costs and product enhancements associated with the M-SERIES family of products, development of new assays and research and development of new systems and technologies, including point-of-care products.

Selling, general and administrative expenses were $4.6 million and $13.7 million for the three- and nine-months ended December 31, 2003, respectively, compared to $5.6 million and $15.8 million for the same respective prior year periods. These decreases were primarily attributable to lower personnel costs in the current year periods.

Costs incurred by BioVeris associated with the Roche merger and related transactions, including the restructuring and the distribution of BioVeris' shares, are comprised primarily of accounting, legal, printing and registration fees, as well as the allocation of a noncash compensation charge associated with the accelerated vesting of certain employee stock options pursuant to the restructuring. These merger related costs were $3.9 million and $4.1 million for the three-and nine-months ended December 31, 2003, respectively, including $2.5 million associated with the noncash compensation charge. BioVeris expects to incur additional merger related costs through the February 13, 2004 closing of the merger and related transactions.

Costs incurred for Meso Scale Diagnostics (MSD) joint venture activities, as recorded in "Equity in Loss of Joint Venture," were $3.7 million and $13.4 million for the three-and nine-months ended December 31, 2003, respectively, and were $3.3 million and $12.8 million in the same respective prior year periods. BioVeris records it proportionate share of MSD losses, which approximates 100% of MSD's losses. The increase in MSD's losses during the current periods resulted primarily from increases in MSD's sales and marketing expenses which were offset in part by a growth in revenues.

BioVeris reported a net loss of $16.0 million ($0.60 per pro forma common share) for the three months ended December 31, 2003 compared to a net loss of $11.3 million ($0.42 per pro forma common share) for the same period last year. BioVeris reported a net loss of $39.8 million ($1.49 per pro forma common share) for the nine months ended December 31, 2003 compared to a net loss of $38.2 million ($1.43 per pro forma common share) for the same period last year.

BioVeris Corporation develops, manufactures and markets advanced biological and chemical detection systems, including instruments, tests and related consumable reagents. BioVeris' products are based on its unique patent-protected ECL technology. BioVeris and its licensees provide products to the global diagnostics markets, including: clinical diagnostics and non-clinical diagnostics (biodefense, life science research and testing for food safety and quality control). BioVeris is headquartered in Gaithersburg, Maryland. More information about the company can be found at www.bioveris.com. M-SERIES is a trademark of BioVeris.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris' future financial performance. All statements in this press release that are not historical facts, including any statements about the markets and potential markets, market growth for diagnostic products, the potential market for products in development, the prospects for future business arrangements with third parties, future financial plans are hereby identified as "forward-looking statements." The words "may," "should," "will," "expect," "could," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management's current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in BioVeris' strategy and business plans, BioVeris' ability to develop and introduce new or enhanced products, BioVeris' ability to enter into new collaborations on favorable terms, if at all; BioVeris' ability to expand the distribution and increase sales of existing products; the demand for rapid testing products in each of BioVeris' markets, the ability of BioVeris' licensees to effectively develop and market products based on the technology BioVeris licenses to them, the availability of financing and financial resources in the amounts, at the times and on the terms required to support BioVeris' future business and changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris' ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company's filings with the Securities and Exchange Commission (SEC) including its quarterly report on Form 10-Q filed on February 13, 2004 and its registration statement on Form S-4/A, filed with the SEC on January 13, 2004 available at the SEC's web site at www.sec.gov.

Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris' SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

                            (Financial data follows)

                              BioVeris Corporation
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                        Three months ended                      Nine months ended
                                                                          December 31,                             December 31,

                                                                      2003               2002               2003               2002

Revenues:
Product sales                                                     $  3,500           $  5,163           $ 13,914           $ 12,135
Royalty income                                                         250                316                790                829
Contract fees                                                           34                 49                104                 98
                                                                  --------           --------           --------           --------
                                                                     3,784              5,528             14,808             13,062
                                                                  --------           --------           --------           --------
Operating costs and expenses:
Product costs                                                        3,260              2,438              9,033              5,396
Research and development                                             4,343              5,498             14,595             17,431
Selling, general and administrative                                  4,647              5,600             13,664             15,798
Merger related costs                                                 3,901                  -              4,068                  -
                                                                  --------           --------           --------           --------
                                                                    16,151             13,536             41,360             38,625
                                                                  --------           --------           --------           --------

Loss from operations                                               (12,367)            (8,008)           (26,552)           (25,563)
Other, net                                                             125                 24                173                183
Equity in loss of joint venture                                     (3,742)            (3,329)           (13,422)           (12,784)
                                                                  --------           --------           --------           --------
Net loss                                                          $(15,984)          $(11,313)          $(39,801)          $(38,164)
                                                                  ========           ========           ========           ========
Pro forma net loss per share                                      $  (0.60)          $  (0.42)          $  (1.49)          $  (1.43)
                                                                  ========           ========           ========           ========
Pro forma common shares outstanding                                 26,727             26,727             26,727             26,727
                                                                  ========           ========           ========           ========

                              BioVeris Corporation
                    Summary Consolidated Balance Sheet Data
                                 (In thousands)
                                  (Unaudited)

                                                        December 31, 2003          March 31, 2003

Assets:
   Accounts receivable, net                                       $ 3,842                 $ 5,434
   Inventory                                                        5,450                   5,448
   Prepaid expenses and other                                       1,024                   2,286
                                                                  -------                 -------
  Total current assets                                             10,316                  13,168
Equipment and leasehold improvements, net                           5,535                   6,456
Investment in joint venture                                        16,682                   9,164
Other                                                                 358                     372
                                                                  -------                 -------
  Total assets                                                    $32,891                 $29,160
                                                                  =======                 =======

Liabilities and Net Investment by IGEN:
Accounts payable and accrued expenses                             $ 6,261                 $ 7,928
Deferred revenue                                                      708                     507
                                                                  -------                 -------
  Total current liabilities                                         6,969                   8,435
Deferred revenue                                                       14                      60
Net investment by IGEN                                             25,908                  20,665
                                                                  -------                 -------
  Total liabilities and net investment by IGEN                    $32,891                 $29,160
                                                                  =======                 =======

